Exhibit 99.1

FOR IMMEDIATE RELEASE

                    Revlon Reports First Quarter 2006 Results

      Retail Rollout of the Company's Strategic Brand Initiatives on Track

NEW YORK--(BUSINESS WIRE)--May 4, 2006--Revlon, Inc. (NYSE: REV) today announced results for the first quarter ended March 31, 2006. Net sales in the quarter advanced 8% versus year-ago to $326 million. Adjusted EBITDA(1) in the quarter was approximately $15 million, and operating loss in the quarter was approximately $17 million, both after giving effect to $9 million in charges related to the Company's previously-announced organizational realignment. Net loss in the quarter was approximately $58 million, or $0.15 per diluted share, including the impact of the aforementioned realignment charge, which impacted the per share net loss by approximately $0.02.

During the quarter, the retail rollout of the Company's new strategic brand initiatives--namely Vital Radiance and the re-stage of Almay--proceeded on track. The Company believes that, as of the end of April, this retailer reset process was largely complete and, marketplace performance of these two initiatives is expected to build over the course of the year.

Also during the quarter, the Company made further progress to strengthen its balance sheet, having successfully consummated its planned $110 million equity rights offering. The proceeds from the offering were subsequently used in April 2006 to reduce debt. The Company plans to further improve its capital structure during the second quarter of 2006 via its previously-announced intention to conduct a $75 million equity issuance to be completed by the end of June 2006.

Commenting on the quarter, Revlon President and Chief Executive Officer Jack Stahl stated, "We are pleased with our results in the quarter and the progress we have made with the rollout of Vital Radiance and the re-staged Almay. As we expected, our results in the quarter reflect both the initial benefits to revenue of these two important initiatives, as well as the significant investment we are making behind them. We expect that, as the year unfolds, our financial results will increasingly reflect the completion of the rollouts at retail of Vital Radiance and Almay, as well as the benefits of our marketing investments and ongoing productivity initiatives. We continue to expect to achieve strong growth in both sales and Adjusted EBITDA for the year, and we are confident that we are taking the right actions to build the value of our brands and our business for the long term."

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

The Company will host a conference call with members of the investment community on May 4, 2006 at 9:30 AM EDT to discuss the results of the first quarter. Access to the call is available to the public at www.revloninc.com.

                              First Quarter Results

Net sales in the first quarter of 2006 advanced 8% to approximately $326 million, compared with net sales of $301 million in the first quarter of 2005. This performance primarily reflected strong growth in North America(2) and, to a lesser extent, International, partially offset by unfavorable foreign currency translation. Excluding the impact of foreign currency translation, net sales in the first quarter of 2006 advanced approximately 9% versus year-ago.

In North America, net sales in the first quarter of 2006 grew 11% to $216 million, compared with net sales of $194 million in the first quarter of 2005. This performance was driven by strong growth of color cosmetics--stemming from the Vital Radiance and re-staged Almay rollouts, partially offset by lower shipments of Revlon. Also impacting the sales comparison were shipment strength in hair color, beauty tools and anti-perspirants and deodorants and lower returns, partially offset by higher sales-related brand support.

In International, net sales in the first quarter of 2006 advanced 2% to $109 million, compared with net sales of $107 million in the first quarter of 2005. This growth reflected shipment strength and the benefit of lower returns, partially offset by unfavorable foreign currency translation. Excluding the impact of foreign currency translation, International net sales in the first quarter of 2006 advanced approximately 5% versus year-ago.

The Company generated an operating loss of $17.2 million in the first quarter of 2006, versus an operating loss of $2.1 million in the first quarter of 2005. This performance, as expected, largely reflected significant investment spending behind the rollouts of Vital Radiance and Almay, which more than offset the strong growth in shipments and the benefits of lower returns and improved manufacturing margins. Also impacting the comparison in the quarter were higher restructuring expenses, stemming from the aforementioned realignment initiative the Company announced in February 2006, higher compensation expenses, including amortization of stock-based compensation, and higher display amortization.

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

Adjusted EBITDA in the first quarter of 2006 was approximately $15.3 million, including $9 million of restructuring expense. This compared with Adjusted EBITDA of approximately $21.6 million in the first quarter of 2005, which included restructuring expense of approximately $2 million. Substantially the same factors driving the comparison for operating income also drove the comparison for Adjusted EBITDA, with the exception of the amortization-related expenses.

Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and which is reconciled to net income/(loss), the most directly comparable GAAP measure, in the accompanying financial tables.

Net loss in the first quarter of 2006 was $58.2 million, or $0.15 per diluted share, compared with a net loss of $46.8 million, or $0.13 per diluted share, in the first quarter of 2005. Cash flow provided by operating activities in the first quarter of 2006 was $8.5 million, compared with cash flow used in operating activities of $7.6 million in the first quarter of 2005.

In terms of U.S. marketplace performance(3), according to ACNielsen, the color cosmetics category grew 3.8% versus year-ago in the first quarter. The Company registered a share of 21.3% for the quarter, which was down 0.8 share points versus the same period last year, as the Company underwent a significant marketplace transition relating to retail wall resets. For the quarter, the Revlon brand registered a share of 14.3%, compared with 15.6% in the year-ago period, while the Almay brand held share in the quarter at 6.4%, and Vital Radiance achieved a quarterly share of 0.6%.

Importantly, market share performance improved as the quarter progressed, with total Company share advancing to 22.3% for the month of March, from 20.2% in January and 20.9% in February. Almay and Vital Radiance share momentum drove this improvement, with Almay achieving a share of 7.0% for the month of March, versus a share of 5.9% in January, and Vital Radiance achieving a share of 1.1% in March, versus a share of only 0.1% in January.

In other key categories,  the Company gained share for the quarter in hair color
and   beauty   tools,    while   market   share   was   essentially   even   for
anti-perspirants/deodorants.

About Revlon
------------
Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Vital Radiance(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Investor Relations Contact:                          Media Contact:
Maria A. Sceppaguercio                               Scott Behles
(212) 527-5230                                       (212) 527-4718



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

                           Footnotes to Press Release
                           --------------------------

(1)Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income/(loss), its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i) monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)North America includes the United States and Canada.

(3)All market share and consumption data is U.S. mass-market dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers. This data represents approximately two-thirds of the Company's U.S. mass-market dollar volume.

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

                           Forward-Looking Statements
                           --------------------------

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S, federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's expectations and estimates about its future growth and profitability; the Company's belief that the retail rollout of its new strategic brand initiatives proceeded on track, and that, as of the end of April, the retailer reset process was largely complete and that the marketplace performance of these initiatives will build over the course of the year and that as the year unfolds the Company's financial results will increasingly reflect the completion of the rollouts at retail of Vital Radiance and Almay, as well as the benefits of its marketing investments and ongoing productivity initiatives; the Company's expectation that it will achieve strong growth in both sales and Adjusted EBITDA for the year; and the Company's belief that it is taking the right actions to build the value of its brands and its business for the long term. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it files with the SEC during 2006 (which may be viewed on the SEC's website at http://sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to achieve its growth and profitability objectives; less than anticipated results from the Company's Vital Radiance and Almay brand initiatives, such as less than expected retailer or consumer acceptance of such products or less than expected effectiveness of the marketing programs related to these initiatives; the retailer reset process in connection with the retail rollout of the Vital Radiance and Almay brand initiatives taking longer than anticipated or being less effective than anticipated or a decrease in sales of the Company's other products; difficulties, delays or the Company's inability to achieve its operating margin improvements; less that anticipated growth, or a decrease in, sales and/or Adjusted EBITDA; or difficulties delays or the Company's inability to take actions to build the value of its brands and its business for the long term. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be considered a "free writing prospectus" under the SEC's Rule 405 of the Securities Act of 1933, as amended, unless specifically identified as such.


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

                             REVLON, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                     (dollars in millions, except per share data)



                                                                Three Months Ended
                                                                     March 31,
                                                           ---------------------------
                                                               2006           2005
                                                           ------------   ------------
 Net sales                                                $      325.5   $      300.9
 Cost of sales                                                   117.3          114.2
                                                           ------------   ------------
    Gross profit                                                 208.2          186.7
 Selling, general and administrative expenses                    216.4          187.1
 Restructuring costs, net                                          9.0            1.7
                                                           ------------   ------------

    Operating loss                                               (17.2)          (2.1)
                                                           ------------   ------------

 Other expenses (income):
    Interest expense                                              35.2           29.7
    Interest income                                               (0.3)          (1.6)
    Amortization of debt issuance costs                            1.8            1.6
    Foreign currency (gains) losses, net                          (0.8)           2.5
    Loss on early extinguishment of debt                             -            7.5
    Miscellaneous, net                                            (0.3)           1.4
                                                           ------------   ------------
        Other expenses, net                                       35.6           41.1
                                                           ------------   ------------

 Loss before income taxes                                        (52.8)         (43.2)

 Provision for income taxes                                        5.4            3.6
                                                           ------------   ------------

 Net loss                                                 $      (58.2)  $      (46.8)
                                                           ============   ============


 Basic and diluted net loss per common share              $      (0.15)  $      (0.13)
                                                           ============   ============

 Weighted average number of common shares outstanding:
    Basic and diluted                                      378,802,990    373,047,659
                                                           ============   ============

                             REVLON, INC. AND SUBSIDIARIES
                         CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (dollars in millions)

                                                           March 31,       December 31,
                                ASSETS                       2006             2005
                                                          -----------      ------------

Current assets:
   Cash and cash equivalents                             $     137.2      $       32.5
   Trade receivables, net                                      167.2             282.2
   Inventories                                                 239.7             220.6
   Prepaid expenses and other                                   65.4              56.7
                                                          -----------      ------------
       Total current assets                                    609.5             592.0
Property, plant and equipment, net                             119.2             119.7
Other assets                                                   170.7             146.0
Goodwill, net                                                  186.0             186.0
                                                          -----------      ------------
       Total assets                                      $   1,085.4      $    1,043.7
                                                          ===========      ============

       LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current
 liabilities:
   Short-term borrowings                                 $      10.8      $        9.0
   Current portion of long-term debt                           110.7                 -
   Accounts payable                                            120.6             133.1
   Accrued expenses and other                                  330.1             328.4
                                                          -----------      ------------
       Total current liabilities                               572.2             470.5
Long-term debt                                               1,303.9           1,413.4
Other long-term liabilities                                    251.4             255.7
Total stockholders' deficiency                              (1,042.1)         (1,095.9)
                                                          -----------      ------------
       Total liabilities and stockholders' deficiency    $   1,085.4      $    1,043.7
                                                          ===========      ============

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

                        REVLON, INC. AND SUBSIDIARIES
                  UNAUDITED ADJUSTED EBITDA RECONCILIATION
                            (dollars in millions)



                                                        Three Months Ended
                                                             March 31,
                                                     ------------------------
                                                       2006          2005
                                                     ----------    ----------
                                                            (Unaudited)
Reconciliation to net loss:
-------------------------------------------------

Net loss                                            $    (58.2)   $    (46.8)

Interest expense, net                                     34.9          28.1
Amortization of debt issuance costs                        1.8           1.6
Foreign currency (gains) losses, net                      (0.8)          2.5
Loss on early extinguishment of debt                         -           7.5
Miscellaneous, net                                        (0.3)          1.4
Provision for income taxes                                 5.4           3.6
Depreciation and amortization                             32.5          23.7

                                                     ----------    ----------
Adjusted EBITDA                                     $     15.3    $     21.6
                                                     ==========    ==========


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